UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (331) 332-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As disclosed in a Current Report on Form 8-K, dated March 8, 2013, filed by Navistar International Corporation, a Delaware corporation (the “Company”), on March 5, 2013, the Company’s Board of Directors (“Board”) appointed Troy A. Clarke: (i) to the position of President and Chief Executive Officer of the Company, replacing Lewis B. Campbell, the Company’s Executive Chairman and Interim Chief Executive Officer, and (ii) to be a member of the Board to fill the vacancy to be created by the resignation of Mr. Campbell, both to be effective April 15, 2013 and upon the resignation of Mr. Campbell.

On April 15, 2013, (i) Mr. Campbell resigned as Executive Chairman and Interim Chief Executive Officer of the Company and he resigned from the Board and all other offices, directorships and other positions with any subsidiary or affiliate of the Company, and (ii) Mr. Clarke became the Company’s President and Chief Executive Officer and a member of the Board.

Clarke Employment Agreement

In connection with Mr. Clarke’s employment as the Company’s President and Chief Executive Officer, the Company, Navistar, Inc., which is the Company’s principal operating subsidiary, and Mr. Clarke have entered into an Employment and Services Agreement, dated April 22, 2013 and effective April 15, 2013 (the “Agreement”). The following is a description of the material terms of the Agreement, which description is qualified by reference to a copy of the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Term of Employment. The employment of Mr. Clarke under the Agreement commenced on April 15, 2013 (the “Effective Date”) and will end on April 14, 2016, unless it is terminated earlier by the Company or by Mr. Clarke, as more fully described below (the “Service Term”).

Duties and Scope of Employment. Under the terms of the Agreement, Mr. Clarke will serve as Chief Executive Officer and President of the Company, reporting exclusively to the Board, and will have the status of the highest ranking executive officer of the Company. In addition, the Company has agreed to nominate Mr. Clarke as a candidate for election as a director by the stockholders at each annual meeting held during the Service Term. During the Service Term, Mr. Clarke has agreed not to engage, without prior approval of the Non-Executive Chairman of the Board (or, if there is no Non-Executive Chairman of the Board, the Lead Director), in any other employment, occupation or consulting activity, except that, without such approval, Mr. Clarke may serve in any capacity with any civic, educational or charitable organization, participate in industry affairs and manage his and his family’s personal passive investments, provided that such services do not materially interfere with his obligations to the Company.

Compensation. Mr. Clarke’s compensation under the Agreement consists of the following:

•

Base Salary. An initial annual base salary of $900,000, which will be reviewed by the Board at least annually and may increase (but not decrease) from the level in effect immediately prior to such review.

•

Annual Incentive. Participation in the Company’s Annual Incentive Plan for each fiscal year during the Service Term under which he will be eligible to earn an annual incentive bonus (payable 50% in cash and 50% in restricted stock or restricted stock units) based upon the attainment of performance goals to be established by the Board, with, for each fiscal year, a target annual incentive award equal to 90% of his base salary and a maximum annual incentive award equal to two times the target annual incentive award.

•	Stock Option Grants.

•

2013 Options. A grant on April 22, 2013 (the “2013 Grant Date”) under the Company’s 2013 Performance Incentive Plan of nonqualified stock options to purchase shares of the Company’s common stock (the “2013 Options”). As more fully described in Exhibits A through D of the Agreement, the 2013 Options consist of:

•

373,333 at-the-money time-vested 2013 Options, with an exercise price of $30.64 (the fair market value of the Company’s common stock as of the close of trading on April 19, 2013 (the “Fair Market Value”)), that vest at the rate of 33-1/3% on each of the first three anniversaries of the 2013 Grant Date.

•

224,000 premium-priced time-vested 2013 Options, with an exercise price of $38.30 (125% of the Fair Market Value), that vest at the rate of 33-1/3% on each of the first three anniversaries of the 2013 Grant Date.

•

Up to 149,332 at-the-money performance-vested 2013 Options, with an exercise price of $30.64 (equal to the Fair Market Value), which are subject to vesting in whole or in part depending the Company’s performance relative to pre-established targets set by the Compensation Committee of the Board that are based on the following metrics: (i) a fiscal year 2015 earnings before interest, taxes, depreciation, amortization, and pension and other post-employment benefit expenses (“EBITDAPO”) target (50%), (ii) a fiscal year 2014 EBITDAPO target (25%) and (iii) a calendar year 2014-2015 market share for Class 6-8 trucks target (the “2013 Options Performance Targets”).

•

Up to 149,332 premium-prices performance-vested Options, with an exercise price of $38.30 (125% of the Fair Market Value), which are subject to vesting in whole or in part depending the Company’s performance relative to the 2013 Options Performance Targets.

•

2014 Option. A grant, as promptly as legally permissible following the Company’s release of its 2013 fiscal year financial results (the “2014 Grant Date”), under the Company’s 2013 Performance Incentive Plan of nonqualified stock options to purchase shares of the Company’s common stock with a grant date value of $3,659,358 (calculated based on the Company’s Black Scholes option pricing methodology) if Mr. Clarke has been continuously employed by the Company from the Effective Date through the 2014 Grant Date (the “2014 Options” and, together with the 2013 Options, the “Options”). The 2014 Options will be allocated among at-the-money time-vested options, premium-priced time-vested options, at-the-money performance-vested options, and premium-priced performance-vested options in the same proportion, and will be subject to the same terms and conditions, including the same time-based and performance-based vesting conditions, as the 2013 Options.

•

The vesting of the Options requires Mr. Clarke to be continuously employed by and provide services to the Company as Chief Executive Officer from the applicable grant date until the vesting date, unless Agreement provides otherwise based on the circumstances of the termination of his employment. Unless earlier terminated, both the Options expire on the seventh anniversary of the applicable grant date. The Agreement recites the expectation of the Company and Mr. Clarke that, other than the grant of the Options and outstanding awards granted prior to the Effective Date, Mr. Clarke will not participate in the Company’s equity compensation program during the Service Term.

•

Employee Benefits and Perquisites. Eligibility to participate in accordance with the terms of all Company employee benefit plans, policies, perquisites and arrangements that are applicable to other senior executive officers of the Company, as such plans, policies, perquisites and arrangements may exist from time to time during the period that Mr. Clarke is employed as Chief Executive Officer.

Termination and Severance. Mr. Clarke’s employment and service relationship with the Company may be terminated at any time: (i) by the Company with or without Cause (as defined by the Agreement), or (ii) by Mr. Clarke due to Constructive Termination (as defined by the Agreement), in either case in accordance with the procedures set forth in the Agreement.

•

Terminations Other Than Without Cause or a Constructive Termination. If Mr. Clarke’s employment and service with the Company terminates for any reason other than due to a termination by the Company without Cause or by Mr. Clarke due to Constructive Termination, including death or disability, Mr. Clarke will be entitled to: (i) any unpaid base salary, (ii) any unpaid, but earned, annual incentive for any completed fiscal year, (iii) pay for accrued but unused vacation, (iv) any benefits or compensation as provided under the terms of the employee benefit and compensation agreements and plans that are then vested, including those that vest as a consequence of the termination of employment, and (v) reimbursement for unreimbursed business expenses (collectively, “Accrued Obligations”).

•

Terminations Without Cause or a Constructive Termination (Other Than In Connection With a Change of Control). If Mr. Clarke’s employment and service with the Company is terminated either: (i) by the Company without Cause, or (ii) by Mr. Clarke due to Constructive Termination, other than in connection with a Change in Control (as defined by the Agreement) of the Company), then, subject to his execution of a release in a commercially reasonable form acceptable to the Company (a “Release”), Mr. Clarke, in addition to Accrued Obligations, will also be entitled to: (i) a lump sum severance payment equal to 200% of the sum of his then base salary and target annual incentive, and (ii) a lump sum payment of a pro rata portion (based on the full number of months of employment during the fiscal year) of the actual annual incentive that would have been payable under the Company’s Annual Incentive Plan for the fiscal year in which the termination occurred based on actual performance. Also, a pro rata portion of the outstanding unvested time-vested Options will become vested and a pro rata portion (based on the number of months of employment during the vesting period) of his outstanding unvested performance-vested Options will remain eligible for vesting upon the conclusion of the applicable performance period, if and only to the extent that the performance conditions applicable to such Options are satisfied. In addition, Mr. Clarke will be entitled to: (i) continued healthcare coverage for twenty-four months; (ii) continued life insurance coverage for twenty-four months, (iii) Company-paid outplacement services, (iv) retention of any remaining flexible perquisite allowance paid at or before the date of termination, (v) any post-retirement health and life insurance benefits due upon termination pursuant to or in accordance with Company-sponsored benefit plans, programs or policies, and (vi) Company-paid tax counseling and tax forms preparation services up to and including the taxable year in which the termination occurred (collectively, “Additional Benefits”).

•

Terminations Without Cause or a Constructive Termination In Connection With a Change of Control. If Mr. Clarke’s employment and service with the Company is terminated: (i) by the Company without Cause, or (ii) by Mr. Clarke due to Constructive Termination, in either case during the twenty-four months after the date of the then-most recent Change in Control, or during the 90 days preceding a Change in Control if his employment and service with the Company is terminated by the Company without Cause in contemplation of such Change in Control, then, subject to his execution of a Release, Mr. Clarke, in addition to Accrued Obligations, will be entitled to: (i) a lump sum severance payment equal to 200% of the sum of his then base salary and target annual incentive, (ii) a lump sum payment of a pro rata portion (based on the full number of months of employment during the fiscal year) of his target annual incentive under the Company’s Annual Incentive Plan for the fiscal year in which the termination occurred, and (iii) the Additional Benefits. In addition, all outstanding unvested time-vested Options will immediately vest, and all outstanding performance-vested Options with uncompleted performance periods will immediately vest assuming the target level of performance is achieved.

Limitation on Payments. If any payment or benefit received or to be received by Mr. Clarke under the Agreement or under any other plan, arrangement or agreement, including payment or benefit received in connection with a Change in Control or a termination of employment (collectively, the “Total Payments”) would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Excise Tax”), then the payments to which Mr. Clarke otherwise is entitled will be reduced to the extent necessary so that no portion of the Total Payments will be subject to the Excise Tax, but only if the net after-tax amount of such Total Payments, as so reduced, is greater than or equal to the net after-tax (including the excise tax) amount of such Total Payments without such reduction.

Restrictive Covenants. The Agreement contains covenants of Mr. Clarke with regard to the non-disclosure of confidentiality information while employed and for an unlimited period thereafter, and with regard to non-disparagement, non-competition, non-solicitation and cooperation while employed and for a period of twenty-four months following a termination.

Indemnification. Under the Agreement, Mr. Clarke will be provided indemnification to the maximum extent permitted by the Company’s Certificate of Incorporation and Bylaws, subject to applicable law, including coverage, if applicable, under any directors and officers insurance policies maintained by the Company.

Other Information

There are no arrangements or understandings between Mr. Clarke and any other person pursuant to which Mr. Clarke was appointed as a director and an officer of the Company. Mr. Clarke is not related to any other director or executive officer of the Company. Because he is an executive officer of the Company, Mr. Clarke will not receive any separate compensation for his services as director.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

10.1	Employment and Services Agreement, dated April 22, 2013 and effective April 15, 2013, among Navistar International Corporation, Navistar, Inc. and Troy A. Clarke.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Andrew J. Cederoth
Name: Title:	Andrew J. Cederoth Executive Vice President and Chief Financial Officer

Date: April 22, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment and Services Agreement, dated April 22, 2013 and effective April 15, 2013, among Navistar International Corporation, Navistar, Inc. and Troy A. Clarke.